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                                                                     Exhibit 4.6

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                                WARRANT AGREEMENT

                                     BETWEEN

                           THE HORN & HARDART COMPANY

                                       AND

                        NORTH AMERICAN RESOURCES LIMITED

                              --------------------

                          Dated as of October 25, 1991

                               For 931,791 Shares
                                 of Common Stock

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            WARRANT AGREEMENT (the "Agreement") dated as of October 25, 1991, between THE HORN & HARDART COMPANY, a Nevada corporation (the "Company"), and NORTH AMERICAN RESOURCES LIMITED, a British Virgin Islands corporation ("NAR").

            WHEREAS, NAR has agreed to make an equity investment in the Company and The Hanover Companies, Inc., a Nevada corporation and wholly-owned direct subsidiary of the Company, pursuant to the Stock Purchase Agreement dated as of July 8, 1991, as amended (the "Stock Purchase Agreement"); and

            WHEREAS, as an inducement to NAR to enter into the Stock Purchase Agreement, the Company proposes to issue to NAR warrants (the "Warrants") to purchase up to an aggregate of 931,791 shares (the "Warrant Shares") of the Company's Common Stock, par value $0.66-2/3 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock for an exercise price of $4.00, or such other price as is established pursuant to the terms hereof.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. Issuance of Warrants; form of Warrant Certificate. Concurrently with the execution of this Agreement, the Company will issue and deliver the Warrants to NAR. The number of Warrants to be issued and delivered shall be equal to 931,791. The text of the Warrant Certificate (the "Warrant Certificate") and the form of election to purchase Warrant Shares to be printed on the reverse thereof shall be as set forth in Annex A attached hereto. The Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board, President or Vice President of the Company, attested to by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

            The Warrant Certificate and any later certificate issued upon division, exchange, substitution or transfer thereof (collectively "Certificates"), bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company, shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices on the date of this Agreement.

            Certificates shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.


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            2. Registration. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Certificate on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Certificate on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of the fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of "Westmark Holdings Limited".

            3. Exchange of Warrant Certificates. Subject to any restriction upon transfer set forth in this Agreement, each Certificate may be exchanged for another Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Certificate or Certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant Certificate or Warrant Certificates to be so exchanged.

            4. Transfer of Warrants and Warrant Shares.

                  (a) The Warrants will not be transferable except to affiliates of NAR. The Warrants shall be transferable only on the books of the Company (the "Warrant Register") upon delivery thereof, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, in each case accompanied by any necessary transfer tax or other governmental charge imposed upon transfer, or evidence of the payment thereof. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall promptly deliver a new Certificate or


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Certificates to the persons entitled thereto. Notwithstanding the foregoing, the
Company shall have no obligation to cause warrants to be transferred on its books to any person, unless the holder of such warrants shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of this Section.

                  (b) NAR covenants to the company that NAR will not dispose of any Warrants or Warrant Shares except pursuant to (i) an effective Registration Statement or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

                  (c) The Warrants shall be subject to a stop-transfer order and any Certificates shall bear the following legend by which each Holder shall be bound:

                  "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES
            OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.'

                  (d) The Warrant Shares shall be subject to a stop-transfer order and any certificates evidencing any such shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED
            OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

            5. Term of Warrants; Exercise of Warrants.

                  (a) Each Warrant entitles the Holder thereof to purchase, on or after the date hereof one share of Common Stock at any time on or before 5:00 p.m., New York time, on May 8, 1994, (the "Expiration Date") at $4.00 per share (the "Exercise Price") as the same may be adjusted pursuant to Annex B hereof.

                  (b) Subject to the provisions of this Agreement, the Holder of each Warrant shall have the right, which may be exercised as expressed in such Warrant, to purchase from the Company (and the Company shall issue and sell to each such


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Holder) one fully paid and nonassessable share of Common Stock upon surrender to the Company, or its duly authorized agent, of the Certificate or Certificates representing such Warrant or Warrants, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price. Payment of such Exercise Price may be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

                  (c) Subject to Section 6 hereof, upon such surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered to the Holder or upon the written order of such Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 4 of this Agreement) in such name or names as the Holder may designate, a Certificate or Certificates for the number of full Warrant Shares so purchased, together with cash or check, as provided in
Section 10 of this Agreement, in respect of a fraction of a share of such stock otherwise issuable upon such surrender and, if the number of Warrants represented by a Certificate shall not be exercised in full, a new Certificate or Certificates, executed by the Company, for the balance of the number of whole Warrants represented by the surrendered Certificate.

                  (d) If permitted by applicable law, such Certificate or Certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such warrants and payment of the Exercise Price. The Warrants shall be exercisable, at the election of the Holder thereof, either as an entirety or from time to time for part of the shares specified therein.

            6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Certificates for Warrant Shares in a name other than that of the Holder of such Warrants.

            7. Mutilated or Missing Certificates. In case any Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and in substitution for and upon cancellation of the mutilated Certificates, or in lieu of and in substitution for the Certificates lost, stolen or destroyed, new Certificates of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of


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such Certificates and of indemnity or bond, if requested, also satisfactory to the Company. An applicant for such substitute Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

            8. Reservation of Warrant Shares; Authorization.

            8.1 Reservation of Warrant Shares. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock or the authorized and issued shares of Common Stock held in the Company's Treasury, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by all the outstanding Warrants. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash or check which may be issuable as provided in Section 10 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled.

            8.2 Authorization. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws). The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the terms and provisions hereof do not and will not violate any provision of any law, rule or regulation, order, writ, judgment, injunction, statute, decree,


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determination or award having applicability to the Company, or any of its properties or assets. The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the terms and provisions hereof do not and will not (i) conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of the Company; or (ii) give rise to an event of default which may result in the acceleration of any material amount of Indebtedness (as such term is defined in the Stock Purchase Agreement) or an event of default under any other material contractual obligation of the Company. The Company covenants that upon issuance and delivery against payment pursuant to the terms of their Warrant Agreement, all Warrant Shares will be validly issued, fully paid and nonassessable outstanding shares of Common Stock of the Company. The Company represents and warrants that the number of outstanding shares of the Company is 13,910,177. Except as set forth on Schedule 1 attached hereto, there are not outstanding subscriptions, convertible securities, options, warrants or other rights, agreements or commitments to subscribe for or purchase or acquire from the Company, or any contracts providing for the issuance of, or the granting of rights to acquire any capital stock of the Company or any securities convertible or exchangeable for any such capital stock. There are no preemptive rights with respect to and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company.

            9. Adjustments of Exercise Price and Number of Shares. The Exercise Price and Warrant Shares shall be adjusted under certain circumstances in accordance with Annex B attached hereto and expressly incorporated herein and made a part hereof.

            10. Fractional Shares of Common Stock. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Closing Price for one share of the Common Stock, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction. The Company may also make any payment required by this Section 10 by check.

            11. Registration Rights. The Holder shall have those registration rights with respect to the Warrant Shares as set forth in that certain Registration Rights Agreement dated as of


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July 8, 1991 by and among the Company, NAR and Intercontinental Mining &
Resources Limited (the "Registration Rights Agreement").

            12. Rights as Stockholders, Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                  (a) the Company shall take any action which requires an
            adjustment under Annex B attached hereto; or

                  (b) a merger occurs to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding Warrant Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (c) voluntary or involuntary dissolution, liquidation, or
            winding up of the Company;

then in any one or more of said events the Company shall give notice in writing of such event to the Holders at least 20 days (10 days in any case specified in clauses (a) and (b) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, merger, sale, reclassification, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

            13. Miscellaneous.

                  (a) Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:


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                           The Horn & Hardart Company
                              1500 Harbor Boulevard
                           Weehawken, New Jersey 07087

                          Attention: Michael P. Sherman
                            Executive Vice President
                               And General Counsel

Notices or demands authorized by this Agreement to be given or made to the Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the warrant Register.

                  (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                  (c) Amendments and Waivers. This Agreement may be amended, modified or superseded only by written instrument signed by all of the parties hereto, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the party waiving such term, provision or condition.

                  (d) Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  (e) Merger or Consolidation of the Company. So long as Warrants remain outstanding, until the Expiration Date, the Company will not merge or consolidate with or into, or sell, transfer to or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

                  (f) Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holder of the Warrants and Warrant Shares.

                  (g) Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.


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                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original;
but such counterparts together shall constitute but one and the same instrument.

                  (i) Termination. This Agreement shall terminate at the close of business on the Expiration Date or any earlier date when all Warrants have been exercised, provided that the registration rights provided for in the Registration Rights Agreement shall remain in full force and effect to the extent provided for therein.

                  (j) Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, NAR would be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that NAR, in addition to monetary damage and any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                        THE HORN & HARDART COMPANY

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Name:
                                        Title:


                                        NORTH AMERICAN RESOURCES
                                        LIMITED

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Name:
                                        Title:


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                                                                         Annex A

            THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

            THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. 1                                                           931,791 Warrants

                       VOID AFTER 5:00 P.M. NEW YORK CITY
                               TIME ON MAY 8, 1994
                           THE HORN & HARDART COMPANY
                               WARRANT CERTIFICATE

            THIS CERTIFIES THAT for value received the registered holder hereof or registered assign (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase on or after the date hereof, at any time on or before 5:00 P.M., New York City time, on May 8, 1994, one fully paid and nonassessable share of Common Stock, $0.66-2/3 par value (the "Common Stock") of The Horn & Hardart Company, a Nevada corporation (the "Company"), at the purchase price of $4.00 per share (the "Exercise Price"). Payment of the Exercise Price may be made in cash or by certified or official bank check to the order of the Company. As provided in the Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

            This Warrant Certificate is subject to and entitled to the benefits of all of the terms, provisions and conditions of that certain agreement dated as of October 25, 1991 (the "Warrant Agreement") by and between the company and North American Resources Limited, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made of a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

            The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

            This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

            No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof payment will be made as provided in the Warrant Agreement.

            No Holder shall be entitled to vote or to receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock


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

purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

            IN WITNESS WHEREOF, The Horn & Hardart Company has caused the signature of its Executive Vice President and General Counsel to be printed hereon.

                                        THE HORN & HARDART COMPANY


                                        By:
                                            ------------------------------------
                                            Michael P. Sherman
                                            Executive Vice President
                                            General Counsel


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

                                  PURCHASE FORM

                    (To be executed upon exercise of warrant)

To The Horn & Hardart Company:

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate attached hereto for, and to purchase thereunder, ___________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_______________.

            Please issue a Certificate or Certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL SECURITY             Name__________________________
OR OTHER IDENTIFYING NUMBER               (Please Print Name and Address)
OF ASSIGNEE

______________________________________    Address__________________________

______________________________________    Signature_______________________
                                          NOTE: The above signature should
                                          correspond exactly with the name on
                                          the face of this Warrant Certificate
                                          or with the name of assignee appearing
                                          in the assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.


Dated: __________________________, 19__


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

                                     Annex B

                                  Antidilution

            The provisions set forth in this Annex B shall constitute a part of that certain Warrant Agreement dated October 25, 1991 by and between the Horn & Hardart Company and North American Resources Limited (the "Agreement"). Defined terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

            1. Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock, the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Holder of the Warrant shall be entitled to receive the kind and number of Warrant Shares which it would have owned or have been entitled to receive after any of the events described above, had the Warrant been exercised immediately prior to such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of common stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants, subject to readjustment as provided in paragraph (h) below.

                  (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraphs
                        (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of the Warrant, by a fraction, the numerator of which shall be the then current market price per share of Common Stock (as defined in paragraph (d) below) on the date of such distribution, and the denominator of which shall be the then current market price per share of Common Stock, less the then fair value (ad determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (d) For the purpose of any computation under paragraphs (b) and (c) of this Section the current market price per share of Common Stock at any date shall be the average of the daily market prices for 30 consecutive trading days commencing 45 trading days before the date of such computation. The daily market price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked quotations for the Common Stock on NASDAQ or any comparable system.

                  (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of the Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share. Notwithstanding the first sentence of this paragraph (e) any adjustment shall be made no later than the earlier of three years from the date of the transaction which mandates such adjustment or the expiration of the right to exercise any Warrant.

                  (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise

                        Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (g) In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares of Common Stock covered by such rights, options, warrants or convertible securities) lower than the current market price (as defined in paragraph (d) above) in effect immediately prior to such sale and issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of
                        (1) the number of shares of Common Stock outstanding immediately prior to such sale and issuance multiplied by the then existing Warrant Price, plus (2) the consideration received by the Company for such sale and issuance, by (ii) the total number of shares of Common Stock outstanding immediately after such sale and issuance, provided, however, that adjustments pursuant to this paragraph (g) shall only be made if such sale or issuance is to an officer, director or other affiliate of the Company, or any relative of any of the above, immediately prior to such sale or issuance, and if no adjustment for such sale or issuance is made pursuant to paragraph (c) above. Notwithstanding anything to the contrary, no adjustment shall be made pursuant to this subsection (g) in the event the Company shall issue options to employees (including officers) or directors in consideration of services, which options have an exercise price not less than market value of Common Stock at the time of the issuance of such option. The number of Warrant Shares purchasable upon the exercise of each Warrant shall be that number determined by multiplying the number of Warrant Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator is the Warrant Price in effect immediately prior to such adjustment and the denominator is the Warrant Price as so adjusted. For the purposes of such adjustment, the shares of Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therfor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants, or convertible securities to be paid for the shares of Common Stock, covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrant or convertible securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this paragraph (g), the Board of Directors shall determine, in its discretion, the fair value of said property and such determination, if made in good faith, shall be binding upon all Holders of Warrants. There shall be no adjustment of the Warrant Price pursuant to this paragraph (g) if the amount of such adjustment would be less than $.05 per Share; provided, however, that any adjustment which by reason of this provision is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (h) For the purpose of this Section 3, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall therafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may
                        be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of the rights, options, warrants or conversion or exchange rights that were so exercised, provided, further that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

            2. Notice of Adjustment. Whenever the number or Exercise Price of Warrant Shares purchasable upon the exercise of each Warrant are adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments setting forth (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

            3. No Adjustment for Dividends. Except as provided in Section 1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

            4. Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities, cash and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such warrant been exercised immediately prior to such action. Adjustments to such shares and other securities shall be as nearly equivalent as may be practicable to the adjustments providing for in this Annex A. The provisions of this Section 4 shall apply to successive consolidations, mergers, sales or conveyances.

            5. Statement on Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement. Upon the request of any holder of any Warrant, the Company shall issue a new Warrant to reflect the adjustment to number of Warrant Shares and the Exercise Price.

                                                                      Schedule I
                                              Options and Convertible Securities

1. Warrants issued to Sun Life Insurance Company of America on May 9, 1991 to purchase at any time prior to May 9, 1996 up to an aggregate of 973,712 shares of the company's Common Stock, par value $.66 2/3 per share, for $4.00 per share.

2. Warrants isued to Sun Life Insurance Company of America on July 10, 1991 to purchase at any time prior to July 10, 1996 up to an aggregate of 291,667 shares of the Company's Common Stock, par value $.66 2/3 per share, for $5.25 per share.

3. Warrants issued to Intercontinental Mining & Resources Limited on July 10, 1991 to purchase at any time prior to July 10, 1996 up to an aggregate of 1,750,000 shares of the Company's Common Stock, par value $.66 2/3 per share, for $5.25 per share.

4.    Options

                                           OPTIONS            OPTION
      DATE OF          EXPIRATION        OUTSTANDING         EXERCISE
       GRANT              DATE             12/29/90            PRICE
      -------          ----------        -----------         --------
      12/11/90          12/11/95            200,000          $  2.750
      9/14/90           9/14/95             291,050             5.000
      10/13/89          10/11/94            41,200              7.000
      5/24/88           5/24/93             235.165             7.000
      10/18/88          10/18/83            304,850             8.000
      4/7/89            4/7/94              37,500              8.000
      9/13/89           9/13/94             34,125              9.625
      9/15/87           9/2/92              28,000             13.000
      4/17/87           4/17/92             13,000             11.375
      1986                                  22,500             12.000
      1988                                  60,000              7.000
      1989                                  75,000              7.250
      1990                                  10,000              5.000
                                         ---------

                                         1,386,123
                                         =========

5. Convertible Debentures

                                        Debentures            Conversion
                                       Outstanding               Price
                                       -----------            ----------
7-1/2% Convertible                     $30,000,000             $11.70
Subordinated
Debentures due
March 1, 2007

6. Agreement under consideration by and among the Company, Buyer and Jack E. Rosenfeld.